Lucosky Brookman LLP

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October 18, 2016

Endurance Exploration Group, Inc.

15500 Roosevelt Blvd, Suite 301

Clearwater, FL 33760

Ladies and Gentlemen:

You have requested our opinion as counsel to Endurance Exploration Group, Inc., a Nevada corporation, (the “Company”) in connection with the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-210808) (the “Registration Statement”).  The Registration Statement relates to the offering of a minimum of 5,000,000 to a maximum of 15,000,000 of the Company’s common shares, $0.01 par value (“Offering Shares”), 5,000,000 to a maximum of 15,000,000 of the Company’s common shares underlying warrants, $0.01 par value (“Offering Warrant Shares”), 1,500,000 of the Company’s common shares underlying warrants, $0.01 par value, issuable to the placement agent of the offering (“Placement Agent Warrant Shares”), the resale of an aggregate of 12,008,002 of the Company’s common shares, par value $0.01, by selling shareholders (the “Resale Shares”), and the resale of an aggregate of 574,000 of the Company’s common shares underlying warrants, par value $0.01, by selling shareholders (“Resale Warrant Shares”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the articles of incorporation of the Company; (b) the bylaws of the Company; and (c) the Registration Statement, including all exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, any certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.

Based upon the foregoing and in reliance thereon, it is our opinion that the Offering Shares, Offering Warrant Shares and the Placement Agent Warrant Shares of the Company are duly authorized and will, upon the receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement, be legally issued, fully paid and non-assessable. In addition, it is our opinion that the Resale Shares have been duly authorized and are legally issued, fully paid and non-assessable, and that the Resale Warrant Shares are duly authorized and will, upon the receipt of full payment, issuance and delivery, be legally issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the State of Nevada, including the Nevada Revised Statutes, all applicable provisions of the statutory provisions, reported judicial decisions interpreting those laws and federal securities laws. This opinion is limited to the laws in effect as of the date hereof and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very Truly Yours,

/s/ Lucosky Brookman LLP

Lucosky Brookman LLP